UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 8, 2011
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14229 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)	92649 (Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 8, 2011, the Board of Directors (the “Board”) of Quiksilver, Inc. (the “Company”), upon recommendation by the Compensation Committee of the Board, approved the adoption of the Quiksilver, Inc. Incentive Compensation Plan (the “Plan”). The Plan represents an opportunity for cash bonus compensation for the Company’s executive officers.
     Under the terms of the Plan, the Compensation Committee will determine, in its discretion, those executive officers of the Company eligible to participate. Incentive targets will be expressed as a percentage of each participant’s annual base salary as determined by the Committee. Performance will be measured based upon achievement of one or more Company or individual targets, and may include without limitation targets relating to a participant’s area of direct responsibility and/or the participant’s next highest level of responsibility, as determined by the Committee in its discretion. The Plan periods will be determined by the Committee. The Committee will have discretion to reduce or eliminate any participant’s right to a bonus payment at any time and for any reason. In order to receive payment of any bonus under the Plan, the participant must be employed on the bonus payment date, except that if the participant retires, dies or terminates employment as a result of permanent disability, the participant will be entitled to a payment based on actual performance in accordance with the terms of the Plan and pro-rated based on the length of the participant’s service during the applicable Plan period, unless otherwise determined by the Compensation Committee. Payment of bonuses will generally be made within sixty days after the end of the Plan period for which it is earned, but in no event will payments be made later than March 15 of the year following the year in which payment is earned.
     The Compensation Committee has the authority to set performance targets and measureable personal objectives for all Plan participants for each Plan period and will ultimately determine whether a participant will receive compensation under the Plan.
     The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the Quiksilver, Inc. Incentive Compensation Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Quiksilver, Inc. Incentive Compensation Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2011	Quiksilver, Inc. (Registrant)
	By:	/s/ Joseph Scirocco
Joseph Scirocco
Chief Financial Officer and Chief Operating Officer

Index to Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Quiksilver, Inc. Incentive Compensation Plan